Exhibit 99.2


                          [INVESTools Inc. Letterhead]


                   INVESTools Begins Trading on OTCBB as INVS

Provo, Utah and Houston, December 7, 2001 - INVESTools Inc. (OTCBB:INVS), a worldwide provider of investor education, financial publications and analytical tools, announced today that a market maker sponsorship request filed on Form 211 with The National Association of Securities Dealers (NASD) has been cleared. As a result, INVESTools' common stock has begun trading on the Over-the-Counter Bulletin Board (OTCBB) under the symbol "INVS."

Effective December 6, 2001, stockholders of ZiaSun Technologies, Inc. (OTCBB:ZSUN) and Telescan, Inc. (OTCBB:TSCN) approved their merger. As part of the merger transaction, both companies combined to form a new entity, INVESTools. The last day of trading for ZiaSun and Telescan was December 6, 2001.

ZiaSun stockholders will receive one share of INVESTools common stock for each share of ZiaSun common stock they own. Telescan stockholders will receive
0.55531 of a share of INVESTools common stock for each share of Telescan common stock they own.

INVESTools operates three primary business lines: financial education, financial publishing and financial business services. Products and services are delivered directly to consumers, as well as indirectly to customers through private label and co-branded platforms. For information regarding INVESTools products and services, visit INVESTools corporate Web site at http://www.investools.com.


"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, the matters discussed in this news release that may be considered forward-looking statements could be subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected. These include uncertainties in the market, competition, legal, success of marketing efforts and other risks detailed from time to time in the company's SEC reports. The company assumes no obligation to update the information in this release.

                                      # # #

INVESTools Contacts:
Paul Helbling, CFO, 281-588-9102, paul.helbling@investools.com or
Jennifer Mundine, Investor Relations, 281-588-9829, jennifer.mundine@investools.com